UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

The Registrant entered into an Employment Agreement (the "Agreement") on July 10, 2015, with Mr. Haris Basit, CEO. The Agreement is effective for the period from July 10, 2015 through July 9, 2017. Mr. Basit will be paid $120,000 annually. Mr. Basit will also be granted stock options which are discussed in Item 5.02.

The Agreement is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of officer position

Effective July 10, 2015, Dr. Carl Kukkonen changed from being CEO of the Registrant to Chief Technology Officer (CTO) of the Registrant. Dr. Kukkonen will remain a director of the Registrant.

Appointment of new officer and director

Effective July 10, 2015 the Board of Directors appointed Mr. Haris Basit to serve as CEO and director of the Registrant. The Registrant also entered into an Employment Agreement with Mr. Basit as discussed in Item 1.01.

Mr. Basit co-founded Almaden Energy Group (AEG), LLC which partners with VIASPACE to grow Giant King Grass in the USA for animal feed. Since 2012, Mr. Basit has been providing Corporate Strategy Consulting to senior executives of publicly traded companies to help identify new growth opportunities and partnerships. Mr. Basit currently serves on a technical advisory committee to UNOS, a private, non-profit organization that manages the nation’s organ transplant system. He was a consultant to Liebman and Associates, the premier clean energy lobbying firm in Washington, DC. He has provided entrepreneurship mentoring for University of California Berkeley MBA students. He started his career as a Staff Engineer at IBM moving on to became a Manager at Rockwell International, a Manager at Bell Labs, Vice President of Business Development for OEA International and then Founder/CEO of both Multigig, Inc. and Mobius Power, LLC. He received his MSEE from the University of Illinois, Urbana-Champaign in 1986. He also earned a BSEE from University of Illinois, Urbana-Champaign in 1984.

On July 10, 2015, the Registrant agreed to issue Mr. Basit 25,000,000 stock options to be issued as of July 10, 2015 at fair market value based on the closing price of the Registrant’s common stock as traded on the OTC Market as of July 10, 2015. These stock options are vested immediately but otherwise shall be subject to the terms of the 2015 option plan to be approved by the Registrant.

Additionally, the Registrant agreed to issue Mr. Basit 18,750,000 stock options to be issued every three months (quarterly) over the term of his employment agreement which runs from July 10, 2015 through July 9, 2017, with the first issuance on October 10, 2015, at fair market value based on the closing price of the Registrant’s common stock as traded on the OTC Market on the date of each grant. Stock options shall vest immediately upon each issuance and shall be otherwise subject to the terms of the 2015 option plan. In the case of a change of control of the Registrant, the issuance schedule shall be accelerated by one year. Stock options shall have an exercise term of ten years from date of issuance, not to exceed the expiration date of the 2015 option plan.

Previously, on April 13, 2015, the Registrant entered into a Giant King Grass Supply Contract with AEG which Mr. Basit co-founded and is a significant owner. AEG was granted an exclusive right for growing Giant King Grass for animal feed in the United States (except Hawaii) subject to performance guarantees and specified minimum payments to the Registrant. Additionally, the Registrant is a minority ownership member of AEG.

Previously, on April 14, 2015, the Registrant entered into a Subscription Agreement with Mr. Basit in which he agreed to purchase 14,285,714 shares of common stock at a purchase price of $0.0035 per share for $50,000. The purchase price per share was equal to 50% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the investment. The Registrant received $50,000 from Mr. Basit on April 14, 2015.

Other than as set forth in this Form 8-K, there are no other relationships or agreements by and among the Registrant and Mr. Basit. There is no family relationship between any of the Registrant’s officers or directors and its proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of its officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Registrant so enjoined.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Basit Employment Agreement dated July 10, 2015.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

July 15, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Basit Employment Agreement dated July 10, 2015.